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                                                                   EXHIBIT 10.39

STATE OF GEORGIA)
COUNTY OF FULTON)

                           COMMERCIAL LEASE AGREEMENT

      THIS COMMERCIAL LEASE AGREEMENT (this "Lease"), made and entered into this 1st day of March, 2000, by and among the Landlord, the Tenant and the Agent, if any, hereinafter named.

                                   WITNESSETH:

      For and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant, and Tenant leases, rents and accepts from Landlord the Premises, as hereinafter defined.

                                    ARTICLE 1
                            DEFINITIONS AND EXHIBITS

            1.1 DEFINITIONS. In addition to other terms which are elsewhere defined in this Lease, each of the following terms when used in this Lease with an initial capital letter shall have the meanings set forth in this Paragraph 1.1, and only such meanings, unless such meaning are expressly limited or expanded elsewhere in this Lease:

      (A)   "Landlord":                 CHATTAHOOCHEE WAREHOUSES LLC

      (B)   Landlord's Mailing Address: 1100 SPRING STREET, SUITE 550

                                        ATLANTA, GEORGIA 30309

      (C)   "Tenant":                   ON-SITE SOURCING, INC., a Delaware
                                           corporation

      (D)   Tenant's Mailing Address:   200 PERMALUME PLACE, N.W.

                                        ATLANTA, GEORGIA  30318

      (E) "Development": That certain property commonly know as 1285-1295 Chattahoochee Avenue and 200-214 Permalume Place, located within the City of Atlanta, County of Fulton, and State of Georgia, which presently contains approximately 66,500 gross rentable square feet of building area, which size shall by agreement of the parties hereto be deemed to be the size of the Development.

      (F) "Premises": That certain one (1)-story unit without basement commonly known as 200 Permalume Place situated within the Development and containing approximately 18,000 gross rentable square feet, which size shall by agreement of the parties hereto be deemed to be the size of the Premises.

      (G) "Commencement Date": The Commencement Date shall be the sooner to occur of the following two (2) dates: (i) March 1, 2000, or (ii) the date on which possession of the Premises is delivered to Tenant.

      (H) "Lease Term": The term of this Lease shall commence on the Commencement Date, and, unless sooner terminated as hereinafter provided, shall terminate on the last day of April, 2005.

      (I)   "Minimum Rent": The monthly Minimum Rent shall be:

                  Period                                    Monthly Amount

            (i)   Commencement Date to April 30, 2000       $    0.00;

            (ii)  May 1, 2000 to April 30, 2001             $7,600.00;

            (iii) May 1, 2001 to April 30, 2002             $7,780.00;

            (iv)  May 1, 2002 to April 30, 2003             $7,968.00;

            (v)   May 1, 2003 to April 30, 2004             $8,156.00;

            (vi)  May 1, 2004 to April 30, 2005             $8,353.00.

      (J) "Initial Payment": A total of $15,425.00, of which (i) $7,825.00 represents the first month's Minimum Rent and Tenant's Proportionate Share of Common Area Maintenance, and (ii) $7,600.00 represents the Security Deposit.

      (K) "Tenant's Proportionate Share": A fraction, the numerator of which shall be the total gross rentable square footage of the Premises as defined in Subparagraph 1.1(F), and the denominator of which shall be the total gross rentable square footage of all buildings in the Development as defined in Subparagraph 1.1(E), all as determined by Landlord. Landlord's estimate of Tenant's Proportionate Share of Common Area Maintenance for the period commencing on the Commencement Date and expiring on December 31 of the same calendar year is:

            (i)   Common Area Maintenance per month ...................$  225.00
                                                                       ---------
            (ii)  plus monthly Minimum Rent ...........................$7,600.00
                                                                       ---------
                  equals initial monthly payment due ..................$7,825.00
                                                                       =========

      (L)   "Security Deposit": $7,600.00.

      (M) "Use of Premises": Office and warehouse for copying and related purposes.

      (N)   "Base Year": 2000.

      (O)   "Agent": Wilson, Hull & Neal

      (P) "Aggregate Rent": All Minimum Rent, Common Area Maintenance, Taxes and Insurance payable under this Lease.

      (Q)   "Calendar Year": Each annual period from January 1 through December
            31.

      (R) "Claims": All liabilities, demands, claims, costs, suits, actions, judgments, expenses and obligations, including court costs and attorney's fees related thereto.

      (S) "Commission Agreement": The agreement, if any, between Landlord and Agent annexed to this Lease as Exhibit "F".

      (T) "Common Area Maintenance": All expenses and costs arising out of or related to the operating, managing, policing, equipping, lighting, painting, cleaning, repairing, administering and maintaining of the Development, including, without limitation, any replacement which is incidental or related thereto, specifically including, without limitation, the landscaping (including, without limitation, irrigating, planting, replanting and replacing flowers, trees, shrubs and grass), lighting, traffic control, if any, sanitary assessments and services, removal of snow, trash, rubbish and garbage and other refuse, security services, pest
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            control, rental fees for machinery or other equipment with respect to such maintenance, all costs for or associated with supplies, material and personnel to implement such maintenance.

      (U) "Common Areas": The parking areas, driveways, sidewalks, landscaped areas and other common areas of the Development as they are or may be from time to time constituted.

      (V)   "Compliance Cost": The total cost of the Compliance Work.

      (W) "Compliance Work": All repairs, replacements, alterations or additions necessary to comply with all Laws with respect to the Premises.

      (X)

      (Y) "Condemnation": Any taking by eminent domain for any public or quasi-public usage or purpose, including, without limitation, any conveyance in lieu of or under threat of condemnation.

      (Z) "Default Termination": The date of termination of this Lease arising out of or due to a Tenant Default.

      (AA) "First Mortgage": Any Mortgage which now or hereafter has a first priority over all other Mortgages encumbering the Premises.

      (BB) "Hazardous Substance": Any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as toxic or hazardous under any Laws, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the Safe Drinking Water Act, the National Environmental Policy Act of 1969, the Superfund Amendment and Reauthorization Act of 1986, and all Laws that are similar thereto.

      (CC) "Insurance": Liability and rents and fire and extended coverage insurance premiums for the Development and Common Areas.

      (DD) "Invitees": Employees, agents, servants, assignees, subtenants, invitees, licensees, customers, visitors, concessionaires and contractors.

      (EE) "Landlord Group": Landlord and Landlord's agents, servants, employees, officers, attorneys, shareholders and directors.

      (FF) "Landlord Repairs": Necessary repairs to lines for Utilities which serve the Premises and are located outside the perimeter walls of the Premises, necessary roof repairs and necessary structural repairs to the exterior walls and foundations of the Premises, specifically excluding any repair, replacement, rebuilding, painting, cleaning, or maintenance, whether structural or non-structural, foreseen or unforeseen, ordinary or extraordinary:
            (i) to the Premises or any building or improvement thereon or any portion thereof, except as expressly defined as a Landlord Repair herein, (ii) to any damage caused by wood-destroying organisms,
            (iii) to any exterior or interior portions of any windows, doors, glass, plate glass, store fronts, locks, hardware, Signs, or any casing, frames or caulking which support or surround same, (iv) made necessary by or arising out of any act or omission or negligence of Tenants or any Invitees of Tenant, or (v) which is designated in this Lease as a Tenant Repair.

      (GG) "Laws": All zoning ordinances, laws, statutes, ordinances, orders, regulations, directives, rules or requirements of all federal, state, city, county or other governmental, public or quasi-public authorities, bodies, boards or agencies, or all departments or bureaus thereof, now existing or hereafter created, including, without limitation, all building, zoning, environmental, health and fire-safety laws, the Americans With Disabilities Act of 1990, the Occupational and Safety and Health Act of 1970, and all laws related to Hazardous Substances, including all amendments thereto and all regulations promulgated thereunder.

      (HH) "Lease Year": Each and every successive twelve (12)-month period during the Lease Terms, as same may be extended or renewed; provided, however, the first such twelve (12)-month period shall be deemed to commence on the first day of the month in which the Commencement Date falls.

      (II) "Mortgage": Any mortgage, deed of trust or security deed encumbering the Premises.

      (JJ)  "Mortgagee": Any holder of a Mortgage.

      (KK) "Obligated Party": The party obligated to perform the Compliance Work in accordance with the terms of Paragraph 3.4.

      (LL) "Rate": The total of (i) the annual percentage rate announced by Wachovia Bank of Georgia, N.A., as its prime rate, plus (ii) two (2%) percent, but in no event higher than the highest rate enforceable by Laws.

      (MM) "Remaining Term": That portion of the Lease Term commencing with the Default Termination and ending on the Termination Date.

      (NN) "Rent Inducements": The combined aggregate dollar amount of: (i) all improvements, alterations, construction or Work to the Premises performed by or on behalf of Landlord in conjunction with this Lease or Tenant's use of the Premises, including, without limitation, such improvements, alterations, construction or Work as is described in Exhibit "B"; plus (ii) all real estate brokerage commissions paid or incurred by Landlord with respect to this Lease.

      (OO) "Restoration Cost": The total cost to restore damage or destruction to the Premises.

      (PP) "Signs": All lettering, signs, awnings, advertising matter, or any other items of any kind on the roof, door, windows, store front, or the exterior of the Premises or Common Areas.

      (QQ) "Special Stipulations": Those special stipulations, if any, annexed to this Lease as Exhibit "A".

      (RR) "Taxes": All general and special real estate taxes, and valorem taxes, assessments (including, without limitation, general and special assessments for public improvements or benefits whether or not commenced or completed during the Lease Term, as same may be extended or renewed, and sanitary and trash removal assessments), water charges, sewer rents and all other taxes and assessments levied, assessed or imposed at any time by any municipal, county or state government or any other governmental authority or agency upon or against the Development or any portion thereof, and also any tax or assessment levied, assessed or imposed against the Development or any portion thereof at any time by any governmental authority or agency in connection with any franchise or the receipt of any income, rent or profit from the Development to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against the Development, and any sales or use tax imposed by any Laws by reason of or in any way related to the occupancy or use of the Premises or the payment of rental therefor by Tenant.

      (SS) "Tenant Default": The occurrence of any one or more of the following events or occurrences, each of which shall be deemed to be a material default and breach of this Lease by Tenant: (i) Landlord does not actually receive any payment of the full amount of Aggregate Rent or additional rent or any other payment or reimbursement due hereunder punctually on the due date thereof; (ii) Tenant fails to fully and punctually perform any of the terms or covenants of this Lease; (iii) any representation, statement or warranty made by Tenant, in this Lease, or in any information sheet or document furnished by Tenant or any guarantor hereof with respect to the net worth, liabilities, assets or financial condition of Tenant or any guarantor hereof, or any other matters, shall be or prove to be untrue or misleading; or (iv) Tenant shall be in default, in the payment of rent or otherwise, under another lease or leases with Landlord or any affiliate of Landlord.

      (TT) "Tenant Repairs": All repairs, replacements, rebuilding, painting, cleaning and maintenance, foreseen or unforeseen, ordinary or extraordinary, which are not expressly defined as Landlord Repairs, to the Premises and all portions thereof, including, without limitation, all trade fixtures and other fixtures and equipment contained in or on the Premises, all improvements and alterations to the Premises, the exterior and interior portions of all windows, doors, glass, plate glass, store fronts, locks, hardware, Signs, or any casing, frames or caulking which support or surround same, any damages caused by wood-destroying organisms, all grease traps, and all plumbing, sewage, drainage, fire protection sprinkler system, electrical, heating, ventilating and air conditioning equipment and systems located whether on the exterior or in the interior, or within or on the walls, of the Premises, and all interior walls, floors and ceilings.

      (UU) "Termination Date": The date of termination of the Lease Term, as set forth in Subparagraph 1.1(H).

      (VV) "Unamortized Portion": The remaining balance as of the date of Default Termination of the portion of the Rent Inducements, calculated as if the Rent Inducements were paid monthly over the Lease Term, together with interest compounded monthly thereon at the rate of ten (10%) percent per annum. By way of example, if the Rent Inducements equal One Thousand and No/100 ($1,000.00) Dollars and the Lease Term is for five (5) years, the Unamortized Portion of Rent Inducements at the end of the third year of the Lease Term equals Four Hundred Sixty and 44/100 ($460.44) Dollars.

      (WW) "Utilities": All water, water pressure, gas, electricity, fuel, light, heat, power, telephone, sewage service, trash removal, sanitary charges and assessments, security protection, or any other utilities or services attributable to or servicing the Premises or Development.

      (XX) "Work": All work, labor or service done, or materials furnished for any work, repair, rebuilding. replacement, painting, cleaning, maintenance, improvement, alteration, or addition to the Premises or the Development, including, without limitation, Compliance Work, Landlord Repairs and Tenant Repairs.

      1.2 EXHIBITS. The Exhibits enumerated in this Paragraph 1.2 (if used) and annexed to this Lease are incorporated in this Lease by this reference and are to be construed as part of this Lease:

      (A)   Exhibit "A": Special Stipulations.

      (B) Exhibit "B": Description of initial Work to be performed by Landlord.

      (C)   Exhibit "C": Tenant Improvement Guidelines.

      (D)   Exhibit "D": Site plan of the Development.

      (E)   Exhibit "E": General floor plan area of the Premises.

      (F)   Exhibit "F": Commission Agreement.

                                   ARTICLE II
                                      RENT

      2.1 MINIMUM RENT. (A) Tenant shall pay the Minimum Rent to Landlord at Landlord's address set forth above, or at such other place as Landlord may designate from time to time, without notice or demand therefor, and without any abatement, deduction, diminution or set-off whatsoever, punctually in advance on the Commencement Date and the first day of each succeeding calendar month thereafter throughout the Lease Terra, as same may be extended or renewed. If mailed, the Minimum Rent and all other payments under this Lease shall be mailed in sufficient time and with adequate postage thereon to be actually received by Landlord not later than the due date. A pro rata monthly installment of the Minimum Rent shall be due for the first month of the Lease Term if the Commencement Date is a day other than the first day of a calendar month, and for the last month of the Lease Term if the Lease Term for any reason terminates on a day other than the last day of a calendar month.

      2.2 SECURITY DEPOSIT. Tenant has, simultaneously with the execution of this Lease, deposited with Landlord the Initial Payment, which sum consists of the first month's Minimum Rent and Landlord's estimate of Tenant's Proportionate Share of Common Area Maintenance, and the Security Deposit. The Security Deposit represents security for the faithful performance and observance by Tenant of each and every term and covenant of this Lease. In the event of any Tenant Default, including, without limitation, the payment of any rental or other sum payable hereunder, landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent, or for any other sum which Landlord may expend or be required to expend by reason of or related to such Tenant Default, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings, or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms and covenants of this Lease, the Security Deposit (or the balance thereof in the event Landlord has utilized any portions thereof) shall be returned to Tenant within thirty (30) days after (A) the Termination Date, and (B) physical delivery of possession of the entire Premises by Tenant to

Landlord. Whenever and as often as the amount of Security Deposit shall be diminished by Landlords application thereof, Tenant shall, within five (5) days after Landlord's request therefor, deposit additional money with Landlord sufficient to restore the Security Deposit to its original amount. The Security Deposit shall not constitute liquidated damages. No interest shall be payable to Tenant related to the Security Deposit. Landlord may commingle the Security Deposit with any of Landlord's other funds. In the event of sale or transfer of the Premises, or any cessation of Landlord's interest therein, Landlord shall assign any unapplied portion of the Security Deposit to the succeeding owner of the Premises, and from and after such assignment, Landlord shall be relieved of any liability with respect thereto, and Tenant shall look solely to such new owner for the return of the Security Deposit.

      2.3 RENT INDUCEMENTS. The Rent Inducements are absolutely and irrevocably due and payable by Tenant to Landlord at the time of execution of this Lease as accrued and presently due additional rent, and not as damages or a penalty, subject only to the potential waiver thereof by Landlord as expressly set forth in this Paragraph 2.3. Based upon the covenant of Tenant to perform all obligations of Tenant under this Lease throughout the entire Lease Term in timely and exact accordance with the terms of this Lease, Landlord has agreed to defer the right to receive payment of the Rent Inducements until the earlier to occur of (A) the Termination Date, or (B) the date of Default Termination, rather than at the time of execution of this Lease. In the event that no Default Termination occurs, then on the Termination Date Landlord shall, at such time and in such event, waive the right to collect the Unamortized Portion of the Rent Inducements, but in no other event shall there be any such waiver. Nothing contained in this Lease shall create any Rent Inducements, except to the extent that Rent Inducements are expressly provided for in this Lease. The recovery of Rent Inducements is not an exclusive remedy available to Landlord in the event of Tenant Default, but is an additional remedy.

                                  ARTICLE III
                                    PREMISES

      3.1 PREMISES DEMISED. The Premises are located in the Development. The Premises are demised and leased subject to all Laws, and the state of title of the Development, and any statement of facts which an accurate survey may disclose, together with all easements, Mortgages, agreements, encumbrances, and all other liens, charges or other matters of any nature, recorded or unrecorded, affecting the Premises or the Development. Notwithstanding the definition or description of the Premises or the method of calculation of the gross rentable square footage of the Premises, the Premises demised hereunder do not include the right to any usage whatsoever of the exterior walls, roof, or the land beneath the Premises, and Tenant shall not attach or place anything on the roof or exterior walls of the Premises, and Tenant shall not have access to the roof. No rights, licenses or easements are given to Tenant hereunder, except as expressly demised hereunder, and no easement for light or air is leased with or included in the Premises.

      3.2 DELIVERY AND ACCEPTANCE OF POSSESSION. Landlord exercise a good faith effort with respect to delivering possession of the Premises to Tenant, but in the event that possession of the Premises is not delivered to Tenant within ninety (90) days after the date first specified in Subparagraph 1.1(G), then and in that event either Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of such termination to the other, whereupon this Lease shall thereupon become null and void and of no further force or effect whatsoever in law or equity, and Landlord shall not be liable to Tenant for any loss or damages related to such failure to deliver possession. Tenant has examined the Premises and the Development, and has accepted same in their present condition (subject only to such initial improvements to the Premises, if any, as Landlord is obligated to perform pursuant to Exhibit "B"), and without any representation or warranty by Landlord, express or implied, as to the condition thereof, or as to the use or occupancy which may be made thereof, or the effect of any Laws thereon.

      3.3 USE OF PREMISES. The Premises shall be used only for the purposes described in Subparagraph 1.1(M) and for no other purposes whatsoever. In no event shall the Premises or any portion thereof be used in any of the following manners, nor for any of the following purposes: (A) any illegal usage, (B) any violation of any Laws or certificate of occupancy, (C) any manner which creates or permits a nuisance or trespass. (D) any manner which vitiates or increases the rate of Insurance, (E) any manner which produces, reproduces or transmits sounds which are audible outside the Premises, or any manner which emits an odor outside the Premises, (F) any manner which obstructs or encumbers the sidewalks or other Common Areas of the Development, (I) any manner which exceeds the floor load which such floor was designed, or is permitted by laws, to carry, or (J) any manner which generates, stores, treats, disposes of, installs or otherwise causes or permits any Hazardous Substance to be brought upon, or kept or used in or on the Premises. Tenant shall not burn any materials or rubbish upon or in the Premises or the Development. Tenant shall, at Tenant's expense, keep the Premises free of rubbish, and in a clean and orderly condition. This Lease does not contain any express or implied exclusive use provisions.

      3.4 COMPLIANCE WITH LAWS. (A) Landlord shall, at all times during the Lease Term, as same may be extended or renewed, perform all Compliance Work which is applicable to (i) the Premises in general, and is not in any way related to Tenant's particular or specific use or occupancy of the Premises, or
(ii) any Hazardous Substance which was placed in, on or upon the Premises prior to the Commencement Date by any party other than Tenant or the Invitees of Tenant.

      (B) Except with respect to those items of Compliance Work which are the responsibility of Landlord in accordance with the express terms of Subparagraph 3.4(A), Tenant shall not violate, nor take any action or fail to take any action which would result in Landlord or the Premises being in violation of, any Laws, whether or not the Laws relate to or be for a period prior to the Commencement Date, or relate to or involve any extraordinary or ordinary, or structural or non-structural. Compliance Work of or to any structure upon or adjacent to the Premises, irrespective of whether the Laws or Compliance Work be of a kind that might be deemed to be now within the contemplation of Landlord and Tenant, and Tenant shall, at all times during the Lease Term, as same may be extended or renewed, promptly comply with (i) all provisions, recommendations and requirements of any fire, liability or other insurer affecting or covering the Premises and Development, or any part thereof, and (ii) all Compliance Work arising out of or related to Tenant's particular or specific use or occupancy of the Premises. Tenant shall, and does hereby, indemnify and hold harmless Landlord from and against all Claims arising out of or related to the obligations of Tenant under this Subparagraph 3.4(B). Tenant shall promptly procure and thereafter maintain all licenses and permits which are necessary or desirable to maintain and operate the business of Tenant in the Premises.

      (C) Notwithstanding anything contained in this Paragraph 3.4 to the contrary, in the event that the Compliance Cost exceeds the aggregate sum of Minimum Rent for the Lease Year in which the need to perform the Compliance Work arises, the Obligated Party shall be entitled to elect to terminate this Lease rather than perform the Compliance Work, by giving written notice of termination to the other party, which notice must be given within twenty (20) days after the Obligated Party (i) becomes aware of the requirement for the Compliance Work, and (ii) ascertains the approximate or exact Compliance Cost. In the event that the Obligated Party terminates this Lease pursuant to this Subparagraph 3.4(C), the other party may, within ten (10) days after such notice of termination, agree to perform the Compliance Work at such other party's sole expense, in which event this Lease shall continue in effect unless the other party fails to perform the Compliance Work within any applicable time limitation imposed by Laws.

      3.5 ACCESS TO PREMISES. Landlord shall be entitled to have free access to the Premises at all limes for purposes of inspecting, examining, showing or displaying the Premises, or for making any repairs thereto or to Landlord's adjoining property, and also during the last ninety (90) days of the Lease Term for purposes of placing any "For Lease" notices on the Premises. No such notices shall be removed, molested or hidden by Tenant. Any such entry or action shall not be deemed an actual or constructive eviction or disturbance of Tenant, nor shall Tenant be allowed any abatement of rent of any sort, or damages for any injury and inconvenience occasioned thereby. Nothing contained in this Paragraph
3.5 or elsewhere in this Lease shall obligate Landlord in any fashion tinder any circumstances to enter or inspect the Premises.

      3.6 QUIET ENJOYMENT. Tenant, upon paying the Minimum Rent and all other sums and charges provided for in this Lease, and in observing and keeping all covenants of this Lease on the part of Tenant to be observed and kept, shall quietly have and enjoy the Premises during the Lease Term, as same may be extended or renewed, without hindrance or molestation by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

                                   ARTICLE IV
                          COMMON AREAS AND DEVELOPMENT

      4.1 COMMON AREAS. Landlord hereby grants to Tenant a non-exclusive license to use the Common Areas, such usage to be in common with the usage of Landlord and the tenants of the Development and any third parties designated by Landlord, and their respective invitees. Notwithstanding any other provision of this Lease, Landlord shall be entitled to designate specific areas or spaces in the parking lot of the Development for the parking of automobiles and other vehicles of Tenant and Tenant's employees, and upon such designation Tenant and Tenant's employees shall park their automobiles and other vehicles in such areas or spaces only.

      4.2 COMMON AREA MAINTENANCE. Tenant shall pay to Landlord as additional rental on the first day of each month in advance during the Lease Term, as same may be extended or renewed, Landlord's estimate of Tenant's Proportionate Share of Common Area Maintenance, as set forth herein. At any time after the expiration of each Calendar Year, Landlord shall determine the costs and expenditures of Common Area Maintenance for such Calendar Year, together with the determination of Tenant's Proportionate Share thereof. In the event that the amounts for the preceding Calendar Year paid by Tenant under this Paragraph 4.2 shall be (A) less than Tenant's Proportionate Share thereof, as so determined by Landlord, the deficiency shall be paid by Tenant to Landlord within twenty (20) days after notice of such determination, or (B) more than Tenant's Proportionate Share thereof, as so determined by Landlord, the excess shall be retained by Landlord and credited to the next sums due from Tenant under this Paragraph 4.2. At the time of such determination of the cost of Common Area Maintenance for each Calendar Year, Landlord shall notify Tenant of the monthly sum to be paid by Tenant to Landlord during the remaining months of such Calendar Year, which determination shall be based in part on the statement of expenses for the preceding Calendar Year as modified by any known or anticipated increases in the cost of said services. Tenant shall make such payments in such amounts as are provided for herein until receipt of notice from Landlord of any change in such amounts.

      4.3 DEVELOPMENT. Landlord shall have the unrestricted right to construct additional improvements in the Development or increase, reduce, eliminate, relocate or change the size, dimensions, design, height, number of stories or location of any or all Common Areas, buildings or other improvements in the Developments, from time to time in any manner whatsoever as Landlord shall deem appropriate.

                                    ARTICLE V
                             UTILITIES AND SERVICES

      5.1 UTILITIES AND SERVICES. Tenant shall contract for all Utilities in Tenant's name and pay when due all costs, charges and deposits related to the hook-up, furnishing, consumption. maintenance and installation of all Utilities. Landlord shall have no liability to Tenant or any other party for any inadequacy, cessation or interruption of any Utilities.

                                   ARTICLE VI
                             REPAIRS AND MAINTENANCE

      6.1 TENANT REPAIRS. (A) All Tenant Repairs shall be made promptly as and when needed by Tenant. Except for those items which are expressly defined as Landlord Repairs, Tenant shall keep and maintain the Premises and all buildings and improvements thereon and all portions thereof, throughout the Lease Term, as same may be extended or renewed, in good order, condition and repair. All Tenant Repairs shall be performed at Tenant's sole expense with materials and labor of the kind and quality equal or superior to the original Work. Tenant shall keep in force at all times during the Lease Term, and all extensions and renewals thereof, a standard maintenance agreement which requires at least a semi-annual inspection of all heating, ventilating and air conditioning equipment, and provide a copy of such agreement to Landlord. Tenant shall surrender the Premises at the expiration of the Lease Term, as same may be extended or renewed, broom clean and in as good condition as when received, or in such better condition as the Premises may be put during the Lease Term, as same may be extended or renewed, except only that deterioration caused by normal and ordinary wear and tear, or fire or other casualty not caused by Tenant.

      6.2 LANDLORD REPAIRS. Landlord shall make necessary Landlord Repairs only. Landlord has delivered exclusive control of the Premises to Tenant, and Landlord shall have no obligation to inspect the Premises. Landlord's obligation for Landlord Repairs is expressly conditioned upon actual receipt by Landlord's property manager of written notice of the need for such Landlord Repairs, and upon actual receipt of such notice Landlord shall commence such Landlord Repairs within a reasonable time. In no event shall Tenant be entitled to withhold or offset any payment of Minimum Rent or any other sum payable under this Lease due to any breach by Landlord of this Paragraph 6.2 or any other provision of this Lease.

      6.3 FIXTURES AND PERSONAL PROPERTY All trade fixtures installed in the Premises by Tenant may be removed at any time by Tenant provided that Tenant is not in default in the performance of any obligations of Tenant hereunder, and further provided that Tenant shall, at Tenant's sole expense, simultaneously restores any damage to the Premises caused by such removal. All carpeting, floor covering and other fixtures and equipment installed in the Premises by Tenant shall, at the option of Landlord, be promptly removed by Tenant on termination of this Lease, whereupon Tenant shall promptly restore any damage to the Premises caused by such removal; provided, however, that in the event that Landlord does not so elect to cause Tenant to remove any of said carpeting, floor covering, fixtures or equipment, all of same remaining on the Premises shall become the sole properly of Landlord upon the termination of this Lease, without the necessity of further documentation.

      6.4 ALTERATIONS BY TENANT. Tenant shall not alter the Premises or any part thereof without first: (A) submitting to Landlord written plans and specifications in reasonable detail of any proposed alterations, and (B) obtaining Landlord's prior written approval thereof. All repairs to such alterations shall be Tenant Repairs. Any such alterations shall immediately upon installation become the property of Landlord and shall remain upon the Premises upon termination of this Lease unless Landlord at Landlord's option shall require the restoration of the Premises to the condition thereof on the Commencement Date, in which event Tenant shall so restore the Premises prior to the Termination Date.

      6.5 LIENS. Tenant shall promptly pay for all Work performed by or on behalf of Tenant or any party holding the Premises through or under Tenant, and Tenant shall not permit any mechanic's, materialman's or any other type of lien or claim of lien to be filed against the Premises by reason of or related to any Work supplied or claimed to have been supplied to Tenant or anyone holding the Premises through or under Tenant. In the event that any such mechanic's, materialman's or other lien or claim of lien shall at any time be filed against or affecting Landlord, the Premises or the Development, whether said lien or claim of lien be valid or not, Tenant shall indemnify and hold Landlord harmless from same. Nothing in this Lease shall be construed in any way as: (A) constituting the consent, authorization or request, express or implied, of Landlord to any contractor, subcontractor, laborer, mechanic, materialman or any other party for the performance of any Work to or for the benefit of Landlord, or (B) giving Tenant the right, power or authority to act as agent of Landlord or on behalf of Landlord in causing, contracting for, or permitting any Work.

                                   ARTICLE VII
                                      SIGNS

      7.1 SIGNS. Tenant shall not place or maintain any Signs on the Premises or Common Areas, without first obtaining prior written consent from both Landlord and all governmental bodies having jurisdiction thereof. Those Signs which both comply with this Paragraph 7.1 and are within the criteria for Signs set forth in Exhibit "C", if any, are deemed approved by Landlord. All Signs shall be Tenant Repairs and comply with all Laws. In the event that Landlord elects to remodel or renovate all or a substantial portion of the Development, Landlord shall be entitled to require Tenant to replace any or all of such Signs with such substitute Signs as are furnished by Landlord, at Landlord's sole expense, provided such Signs so provided by Landlord are consistent with the overall remodeling or renovation plan of Landlord.

                                  ARTICLE VIII
                  INSURANCE, INDEMNITY, DAMAGE AND DESTRUCTION

      8.1 INSURANCE. Tenant shall obtain and maintain in full force during the Lease Term, as same may be extended or renewed, with respect to the Premises, comprehensive general public liability insurance, with contractual liability endorsement, with coverage in amounts not less than One Million and No/100 ($1,000,000.00) Dollars with respect to property damage, bodily injury, personal injury or death to one or more persons, which insurance shall insure the interest of Landlord and Tenant and any designees of Landlord, including without hesitation, any Mortgagee.

      8.2 INDEMNITY; LIABILITY OF LANDLORD. (A) Tenant shall, and does hereby, indemnify, release and save harmless the Landlord Group from and against all Claims arising out of or related to (i) any loss of life, personal injury or property damage, (ii) , or (iii) any transaction or occurrence in, on, upon or involving the Premises.

      (B) Tenant shall store, sell and use Tenant's property, fixtures, inventory and equipment, and shall use and occupy the Premises and all other portions of the Common Areas and the Development, at Tenant's sole risk, and Tenant shall and does hereby release the Landlord Group from and against all Claims of any nature arising out of or related thereto.

      (C) Notwithstanding anything in this lease to the contrary, neither Landlord nor the Landlord Group shall have any personal liability hereunder and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Development for the collection of any judgment or other judicial process arising out of any Claims arising out of or related to any default or breach by Landlord under this Lease, and no other assets of Landlord, or the Landlord Group, shall be subject to levy, execution or other procedures for the satisfaction of any remedies of Tenant.

      (D) This Paragraph 8.2 shall survive the termination of this Lease.

      8.3 INSURANCE REIMBURSEMENT. (A) Tenant shall pay to Landlord upon demand, as additional rent, without offset or deduction, throughout the Lease Term, as same may be extended or renewed, the amount by which Tenant's Proportionate Share of such Insurance as is carried by Landlord for the then Calendar Year exceeds Tenant's Proportionate Share of such Insurance as is carried by Landlord for the Base Year

      (B) A pro rata installment of Tenant's Proportionate Share of such Insurance as is carried by Landlord shall be due for the last Lease Year of the Lease Term, as same may be extended or renewed, if the Lease Term for any reason terminates on a day other than the 31st day of December. The obligation of Tenant with respect to this Paragraph 8.3 shall survive the expiration of the Lease Term, the recovery of Tenant's Proportionate Share hereunder being a recovery for the Calendar Year in which payable hereunder.

      (C) Any delay or failure of Landlord in computing or billing under this Paragraph 8.3 not prejudice the right of Landlord to thereafter render bills for such period or any subsequent period, nor constitute a waiver of or in any way impair the continuing obligation of Tenant to pay Tenant's Proportionate Share of Insurance. Photostatic copies of bills for Insurance submitted by Landlord to Tenant shall be conclusive evidence of the actual amount thereof.

      8.4 DAMAGE BY FIRE OR OTHER CASUALTY. Tenant shall immediately notify Landlord of any damage or destruction to the Premises. In the event that (A) by reason of any damage or destruction, the Premises are rendered wholly untenantable, (B) the Premises are damaged as a result of a casualty, event, or risk which is not adequately covered by Landlord's fire insurance, (C) the Premises are damaged in whole or in part during the last twelve (12) months of the Lease Term or any extension or renewal thereof, or (D) the building of which the Premises are a part (whether the Premises are damaged or not) should be damaged to the extent that the Restoration Cost equals or exceeds thirty (30%) percent of the monetary value of such building, at the time of such damage, then, in any of such events, Landlord may elect either to (i) repair the damage to the Premises (provided that Landlord's obligations to so repair shall not exceed in scope or expense the work done by Landlord with respect to the Premises prior to the Commencement Date), whereupon Rent shall be abated proportionately as to that portion of the Premises rendered untenantable during the period of such repair and restoration, or (ii) terminate this Lease by notice of termination delivered to Tenant at any time after the occurrence of such damage, whereupon this Lease shall expire upon the date set forth in such notice, and Tenant shall vacate and surrender the Premises to Landlord on such date. Landlord shall give notice to Tenant of such election within sixty (60) days after the occurrence of such damage or destruction. In the event that Landlord does repair any damage as provided hereunder, any abatement of rent shall end when the Premises have been substantially repaired. Notwithstanding anything contained in this Paragraph 8.4 to the contrary, in the event that the Restoration Cost exceeds the aggregate sum of Minimum Rent for the Lease Year in which the damage or destruction occurs, Landlord shall be entitled to terminate this Lease rather than perform such repairs and restoration, by giving notice of termination to Tenant, which notice must be given within twenty (20) days after Landlord (x) becomes aware of such damage or destruction, and (y) ascertains the approximate or exact Restoration Cost.

                                   ARTICLE IX
                      ASSIGNMENT SUBLETTING AND SUCCESSORS

      9.1 ASSIGNMENT AND SUBLETTING. Without the express prior written consent of Landlord neither Tenant, nor Tenant's legal representatives or successors in interest by operation of Laws or otherwise, shall directly or indirectly assign this Lease or sublet all or any part of the Premises, or use or permit the Premises or any part thereof to be used, occupied or managed by any party or parties other than Tenant. For purposes of this Paragraph 9.1, an assignment of this Lease, as prohibited hereunder, shall include, without limitation (A) any voluntary or involuntary transfer, including, without limitation, any transfer by operation of Laws, (B) any merger, consolidation or liquidation involving Tenant or any stock of Tenant, (C) any entry into or change in any license, concession, management or operating agreement or arrangement with respect to the management or operation of the business conducted on the Premises, (D) in the event that Tenant is a partnership, a transfer of a general partnership interest or a majority of limited partnership interests, or the right to vote such interests (E) in the event that Tenant is a corporation whose stock is not listed on a nationally recognized security exchange, one or more sales or transfers of stock, or of the right to vote such stock, by operation of Laws or otherwise, or creation of a new stock, by which an aggregate of fifty (50%) percent or more of Tenant's stock or the right to vote such stock shall be vested in a party or parties who are non-stockholders as of the date of execution of this Lease, which stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, and the term "right to vote" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Consent to any assignment or sublease shall not vitiate or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. In the event that Tenant shall desire to assign this Lease or sublet the Premises or any portion thereof, then Tenant shall (i) promptly notify Landlord in writing of such desire, identifying such assignee or subtenant, and furnishing Landlord with complete financial and business information about such proposed assignee or subtenant, and (ii) simultaneously pay to Landlord a non-refundable processing fee in the amount of Two Hundred Fifty and No/100 ($250.00) Dollars. Upon receipt of a request to assign or sublet as set forth in the immediately preceding sentence, Landlord shall be entitled, at Landlord's sole option, to approve or disapprove such assignment or sublease; any such disapproved assignment or sublease shall be void ab initio. Tenant shall, upon any assignment or subletting, furnish Landlord with a true and complete copy of all assignment or sublease documents, and shall advise Landlord of the rental amounts pursuant to such assignment or sublease. Subtenants or assignees shall not prepay any rental to any party other than Landlord more than one (1) month in advance, and shall become, at Landlord's option, liable directly to Landlord if Landlord so elects. In the event that this Lease is assigned or sublet, Landlord may, and is hereby empowered, at Landlord's option, to collect rent from the assignee or subtenant; in the event that Landlord does so collect rent from such assignee or subtenant, Landlord shall apply the net amount received by Landlord to the rent payable by Tenant, and no such receipt of rent shall be deemed to be: (x) a waiver of the covenant herein against assignment and subletting, (y) an acceptance of the assignee or subtenant as Landlord's tenant, or (z) a release of Tenant from the further performance of the obligations of Tenant under this Lease. No sublessee or assignee shall be entitled to further assign any interest under this Lease or such sublease, or sublet all or any portion of the Premises without the express prior written consent of Landlord. In the event that this Lease shall be assigned or the Premises sublet by Tenant at a rental rate that exceeds the Minimum Rent to be paid to Landlord by Tenant hereunder or Tenant receives any other consideration, then and in such event one-half of all such excess Minimum Rent and all such other consideration shall be immediately paid over to Landlord by Tenant upon receipt by Tenant as additional rent due from Tenant to Landlord hereunder. Notwithstanding anything contained in this Lease to the contrary, no subtenant or assignee may exercise, and Tenant shall have no right to exercise for the benefit of any such assignee or subtenant, any expansion option, right of first refusal option, renewal or extension option, or similar option or rights under this Lease. Tenant shall in all events remain fully liable to Landlord for all obligations of Tenant under this Lease, regardless of any assignment or subletting or any consent by Landlord thereto.

      9.2 SUCCESSORS AND ASSIGNS. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, heirs, legal representatives and assigns; provided, however, that no assignment or subletting by, through or under Tenant in violation of Paragraph 9.1 shall vest in such assignee or subtenant any right, title or interest whatsoever. Upon any sale or conveyance of the Premises, the Landlord named herein shall be, and hereby is, entirely free and relieved of all covenants and obligations of Landlord hereunder arising or occurring on or after such sale or conveyance.

                                    ARTICLE X
                                  CONDEMNATION

      10.1 CONDEMNATION. In the event of Condemnation of the whole of the Premises, this Lease shall terminate. In the event of Condemnation of only a part of the Premises (A) then, effective as of the date of vesting of title, the Minimum Rent hereunder shall be abated in an amount apportioned according to the area of the Premises so condemned, and (B) Landlord, whether or not the Premises be affected, may, at Landlord's option, terminate this Lease by notifying Tenant of such termination; if Landlord elects not to so terminate this Lease, this Lease shall be and remain unaffected by such Condemnation, except that the Minimum Rent hereunder shall be abated to the extent, if any, hereinbefore provided. In the event of any Condemnation of all or a portion of the Premises, Tenant shall be entitled to an award for Tenant's relocation expenses and the leasehold improvements placed on the Premises by Tenant at Tenant's expense; Landlord shall be entitled to receive the balance of the award in such Condemnation proceeding, including, without limitation, any award for the value of the unexpired portion of the Lease Term and the interest vested by this Lease in Tenant, and Tenant hereby expressly and irrevocably assigns to Landlord all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part or such award. Any restoration to the Premises made necessary by Condemnation shall be performed by Tenant at Tenant's sole expense.

                                   ARTICLE XI
                                     DEFAULT

      11.1 DEFAULT. (A) Upon the occurrence of any one or more events of Tenant Default, Landlord may, at Landlord's option, without any demand or notice whatsoever, except as expressly required in this Paragraph 11.1:

      (i) Terminate this Lease by giving Tenant notice of termination, which shall constitute a Default Termination, in which event this Lease shall expire and terminate on the date specified in such notice of Default Termination, and Tenant shall remain liable for all obligations of Tenant under this Lease arising up to the date of Default Termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

      (ii) Without terminating this Lease, and with or without notice to Tenant, Landlord may in Landlord's own name but as agent for Tenant enter into and upon take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant, all without being deemed guilty of trespass or being liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Landlord shall in no way be responsible or liable for any rental concessions or any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not receive credit therefor. In the event that such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous Tenant Default, provided such Tenant Default has not been cured; or

      (iii) Terminate this Lease and recover from Tenant all damages which Landlord may incur by reason of Tenant Default, including, without limitation, a sum which, at the date of Default Termination represents the present value (discounted at a rate equal to the then average rate for Moody's "AAA" rated corporate bonds with maturities equal to the Remaining Term) of the excess, if any, of (x) the Aggregate Rent, and all other charges and sums which would have been payable hereunder by Tenant for the Remaining Term, over (y) the aggregate reasonable rental value of the Premises for the same period, all of which present value of such excess sum shall be immediately due and payable. Such payment shall constitute liquidated damages to Landlord, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual damages Landlord would suffer by virtue of Tenant Default and that the agreed-upon liquidated damages are not punitive or a penalty and are just, fair and reasonable, all in accordance with O.C.G.A. [ILLEGIBLE] 13-6-7; or

      (iv) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any Work, or other services, so long as the Tenant Default continues; or

      (v) Allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; or

      (vi) Take possession of and sell any personal property on the Premises, and apply the net proceeds therefrom as a credit against all Minimum Rent or other sums due by Tenant to Landlord; or

      (vii) Pursue such other remedy or remedies as are available at law or equity, including, without limitation, an action for specific performance requiring Tenant to perform Tenant's obligations under this Lease.

      (B) The late payment by Tenant to Landlord of Minimum Rent or any other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, without limitation, processing, clerical and accounting charges, lost interest and late charges which may be imposed on Landlord by the terms of a Mortgage. Therefore, in the event that Landlord does not actually receive any installment of Minimum Rent or any other sum due under this Lease by 5:00 p.m. on the fourth (4th) day after the due date thereof, Tenant shall pay to Landlord as additional rent, and not as a penalty, a late charge equal to five (5%) percent of each such installment of Minimum Rent or other sum, or Fifty and No/100 ($50.00) Dollars, whichever is greater. In addition, Tenant shall pay to Landlord Fifty and No/100 ($50.00) Dollars for each check presented to Landlord in payment of Minimum Rent or other obligations hereunder which is not paid by the bank upon which such check is drawn.

      (C) Landlord's pursuit of any remedy or remedies, including, without limitation, any one or more of the remedies stated in Subparagraph 11.1(A), shall not (i) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other legal or equitable remedy or remedies separately or concurrently or in any combination, or (ii) serve as the basis for any claim of actual or constructive eviction, or allow Tenant to withhold any payments under this Lease.

      (D) In the event of Default Termination, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by Laws) as a result of such Default Termination.

      (E) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

      (F) No termination of this Lease prior to the normal expiration thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof. Tenant shall not exercise any right of termination arising out of any breach by Landlord of any provision of this Lease or the condition or state of repair of the Premises. No surrender of the Premises or any part thereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until such termination is expressly accepted in writing by an authorized officer of Landlord.

      (G) All Minimum Rent, additional rent, other rent, and any other costs, expenses, sums or amounts payable or reimbursable hereunder by Tenant to Landlord shall be deemed to be rental hereunder whether or not designated as such, which, if not promptly paid on or before the date due, time being of the essence, shall bear interest at the rate of the greater of (i) twelve (12%) percent per annum, or (ii) the Rate, from the due date until paid. Tenant waives all homestead rights and exemptions which Tenant may have under any Laws against any obligations owing under this Lease, and Tenant hereby assigns to Landlord all of Tenant's homestead and exemptions.

      (H) The foregoing provisions of this Paragraph 11.1 shall apply to any renewal or extension of this Lease.

                                   ARTICLE XII
                                    MORTGAGES

      12.1 MORTGAGES. (A) Upon request by any holder of a First Mortgage, Tenant shall subordinate Tenant's rights under this Lease to such First Mortgage, and to any advances to be made thereunder and the interest thereon, and to all renewals, modifications, replacements and extensions thereof. Tenant's rights under this Lease shall not be subordinate to the holder of the First Mortgage unless the holder thereof has requested that this Lease be subordinate thereto. Any Mortgagee, whether the holder of the First Mortgage or any other Mortgage affecting the Development, may elect to have this Lease made prior to such Mortgage, and in the event of such election and upon notification by any such Mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to any such Mortgage, whether this Lease is dated or filed prior to or subsequent to the date of such Mortgage.

      (B) Tenant shall, in the event of exercise of the power of sale or deed in lieu of foreclosure under any Mortgage, attorn to and recognize such purchaser as landlord under this Lease; provided that said purchaser shall not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any prior landlord or be bound by any amendment or modification of this Lease made without the prior written consent of such Mortgagee. Should any Mortgagee or purchaser require a separate agreement of attornment regarding the matters covered by this Lease, Tenant shall promptly, upon request, enter into any such attornment agreement.

      (C) At any time and from time to time, Tenant shall, upon request from Landlord, execute, acknowledge and deliver to Landlord or any potential purchaser of the Development, or to any Mortgagee or potential Mortgagee, an estoppel certificate or statement in writing certifying to all or any part of the following information as Landlord shall request, provided such facts are true and ascertainable: (i) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that same is in full force and effect as modified and stating the modification), (ii) the amounts of Minimum Rent, additional rent and other charges under this Lease and the dates to which same have been paid, and that there are no prepaid rents or other sums hereunder, and the amount of Security Deposit, (iii) that the Premises have been satisfactorily completed, and that all conditions precedent to this Lease taking effect have been carried out, (iv) that Tenant has accepted possession of the Premises, that the Lease Term has commenced, that Tenant is occupying the Premises and operating Tenant's business full-time therefrom, and there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord, and (v) the actual Commencement Date and Termination Date. Tenants certificate or statement shall also contain such other information as may be reasonably or customarily required by the present or potential purchaser or Mortgagee.

      (D) In the event that, in connection with obtaining financing or refinancing for the Development, any banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing. Tenant shall not unreasonably withhold, delay or defer Tenant's consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the interest of

Tenant hereby created.

                                  ARTICLE XIII
                                      TAXES

      13.1 TAX REIMBURSEMENT. (A) Tenant shall pay to Landlord upon demand, as additional rent, without offset or deduction, throughout the Lease Term, as same may be extended or renewed, the amount by which Tenant's Proportionate Share of Taxes for the then Calendar Year exceeds Tenant's Proportionate Share of Taxes for the Base Year.

      (B) A pro rata installment of Tenant's Proportionate Share of Taxes shall be due for the last year of the Lease Term, as same may be extended or renewed, if the Lease Term, as same may be extended or renewed, for any reason terminates on a day other than the 31st day of December. The obligation of Tenant with respect to this Paragraph 13.1 shall survive the expiration of the Lease Term, as same may be extended or renewed, the recovery of Tenant's Proportionate Share hereunder being a recovery for the year in which payable hereunder.

      (C) Landlord may, at Landlord's option, contest or seek a reduction of any Taxes, and the cost for any such contest or protest shall be considered part of the Taxes.

      (D) No delay or failure of Landlord in computing or billing Tenant's Proportionate Share of Taxes shall prejudice the right of Landlord to thereafter render bills for such period or any subsequent period, nor constitute a waiver of nor in any way impair the continuing obligation of Tenant to pay Tenant's Proportionate Share of Taxes. In the event that the Development does not comprise exactly one tax parcel, Tenant shall pay Tenant's Proportionate Share of Taxes based upon the estimate of Landlord of the amount thereof. Photostatic copies of bills for Taxes submitted by Landlord to Tenant shall be conclusive evidence of the actual amount thereof.

      13.2 PERSONAL PROPERTY. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises, and shall promptly provide Landlord upon request therefor with proof of such payment.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.1 NO ESTATE IN LAND. This contract shall create the relationship of landlord and tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct hereunder, not subject to levy and sale, and not assignable by Tenant except as expressly provided in Paragraph 9.1.

      14.2 HOLDING OVER. In the event that Tenant remains in possession of the Premises or any part thereof after expiration of the Lease Term with Landlord's express written consent, and without any express agreement between the parties as to rent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof except that the Minimum Rent for the entire hold-over period shall be at the rate of one hundred fifty (150%) percent of the rate of Minimum Rent in effect immediately prior to the expiration of the Lease Term, and there shall be no extension or renewal of this Lease by operation of Laws. In the event that Landlord does not expressly consent in writing to Tenant's holding over beyond the expiration of the Lease Term, then Tenant shall be a tenant at sufferance and shall owe Landlord compensation for the period of occupancy subsequent to the expiration of the Lease Term at a rate of one hundred fifty (150%) percent of the Minimum Rent in effect immediately prior to the expiration of the Lease Term, plus Tenant shall pay all other additional rents and other sums under this Lease, and there shall be no extension or renewal of this Lease by operation of Laws. Nothing in this Paragraph 14.2 or elsewhere in this Lease shall be construed as consent by Landlord to possession of the Premises by Tenant after the expiration of the Lease Term.

      14.3 RECORDING. Neither this Lease nor any memorandum thereof shall be recorded in any public record without Landlord's express prior written consent.

      14.4 NON-WAIVER. No failure by Landlord to timely bill Tenant for any payments hereunder, or to insist upon the strict performance, in any of one or more instances, upon any breach of any term, covenant or condition herein contained shall be deemed to be a waiver of such term, covenant or condition, nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance by Landlord of any Minimum Rent, additional rent, other rent, or any other sums due hereunder shall not be deemed to be a waiver of any preceding Tenant Default, other than the failure of Tenant timely to pay the particular sum so accepted, regardless of Landlord's knowledge of such preceding Tenant Default at the time of acceptance of such sum. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be specifically expressed in writing by an authorized officer of Landlord.

      No payment by Tenant or receipt by Landlord of an amount less than the Minimum Rent or other rent or other sum herein stipulated shall be deemed a waiver of Landlord's right to receive the entire amount herein stipulated. No partial payment or endorsement on any check or letter accompanying such payment or rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any rents due under the terms of this Lease. After service of any notice of termination, or other notice, or commencement of any suit or dispossessory or distress proceeding, Landlord may receive and collect any rent due and such collection or receipt shall not operate as a (A) reinstatement, continuance, renewal or extension of the Lease Term, or (B) waiver affecting such notice, suit or proceeding.

      14.5 TIME OF THE ESSENCE. Time is of the essence of this Lease and all provisions contained herein.

      14.6 SEVERABILITY. If any clause, provision, Article, Paragraph or Subparagraph of this Lease is or becomes unconstitutional, illegal, invalid or unenforceable because of present or future Laws, the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties, in which event Landlord shall be entitled to terminate this Lease by giving notice to Tenant.

      14.7 SPECIAL STIPULATIONS. Any Special Stipulations which are annexed hereto shall control if in conflict with any of the provisions of this Lease.

      14.8 NOTICES. All notices or demands with respect to this Lease shall be in writing.

No demands or notices to Tenant with respect to performance of any of Tenant's obligations hereunder shall be required unless expressly required under the terms of this Lease, and Tenant hereby waives any such notices or demands. In the event that the term Tenant, as used in this Lease, refers to more than one party, any notice, consent, approval, request, bill, demand or statement given as aforesaid to any of such parties shall be deemed to have been duly given to Tenant. Rejection or refusal by Tenant to accept, or inability to deliver, because of changed address of which no notice has been received, shall also constitute properly given notice. All notices or demands to Landlord shall be either hand-delivered or by receipted courier service or sent, certified mail, return receipt requested, to the address of Landlord specified in Subparagraph 1.1(B), or at such other place as an authorized officer of Landlord may designate to Tenant in writing, and such notices to Landlord shall be deemed validly and effectively given only if and when said hand-delivery or certified letter shall be actually received by Landlord.

      14.9 HEADINGS AND TERMINOLOGY. The headings or captions contained in this Lease are for convenience and reference only and in no way define, affect or limit the scope or content of this Lease. All personal pronouns, if any, used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plurals; and the plurals shall include the singular. All references in this Lease to any Article, Paragraph or Subparagraph shall refer to the corresponding Article, Paragraph or Subparagraph of this Lease unless specific reference is made to the articles, paragraphs, subparagraphs, sections, subsections or subdivisions of another document or instrument.

      14.10 ENTIRE AGREEMENT; AMENDMENT; CONSENTS. This Lease sets forth the entire agreement between the parties hereto concerning the Premises, and no representation, inducement, promise or agreement, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. Tenant acknowledges that no real estate broker or agent, nor any of Landlord's agents, managers or leasing representatives have the power or authority to amend, modify, terminate or accept a surrender of this Lease, and such power and authority is vested solely in Landlord acting in writing through Landlord's duly authorized corporate officers. No amendment, modification, termination, change or addition to this Lease shall be binding upon either party unless reduced in writing and signed by Tenant and a duly authorized corporate officer of Landlord. Any consent required or requested of Landlord under this Lease or any portion thereof, including, without limitation, Paragraph 9.1, must be in writing, and may be granted or withheld by Landlord in Landlord's sole and absolute discretion, which may be exercised arbitrarily, without inquiry into the reasonableness or unreasonableness of the granting or withholding of same.

      14.11 TENANT OBLIGATIONS. All rental payable under this Lease shall be absolutely "net" to Landlord except as to the obligations of Landlord expressly contained herein, and accordingly, all Claims related to all Taxes, Insurance or Work which are not specifically assumed by Landlord under this Lease are deemed to be the responsibility of Tenant. Tenant shall not be entitled to terminate this Lease, nor receive any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against any rentals, charges or other sums payable by Tenant under this Lease, the parties hereto intending that the Minimum Rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, abated or limited pursuant to the express provisions of this Lease. In the event that more than one Tenant is designated in Subparagraph 1.1(C) or elsewhere in this Lease, or more than one party executes this Lease as Tenant, then all of such parties shall be jointly and severally liable for all obligations of Tenant under this Lease.

      14.12 AGENT. Agent is a party to this Lease for the sole and limited purpose of recognizing the right of Agent to a real estate brokerage commission with respect to this Lease pursuant solely to the terms of the Commission Agreement. Agent has no authority, express or implied, to (A) amend, modify, renew, extend or terminate this Lease, (B) bind Landlord in any fashion, (C) make any representation, statement, warranty or agreement as agent or on behalf of Landlord, or (D) give or receive any notice or demand on behalf of Landlord. In the event that Landlord sells or transfers the Premises, and the purchaser or transferee thereof assumes the obligations of Landlord under the Commission Agreement, then in such event Landlord shall be fully released from any further obligations to Agent under the Commission Agreement. Tenant hereby represents and warrants to Landlord that Tenant has had no involvement, contact or agreement with any real estate broker or agent other than Agent. Tenant and Agent shall, and do hereby, indemnify and hold harmless Landlord from and against all Claims asserted by any party other than Agent for real estate brokerage commission or fees arising out of or related to this Lease, which indemnity shall survive the termination of this Lease.

                                   ARTICLE XV
                             EXECUTION AND AUTHORITY

      15.1 EXECUTION AND AUTHORITY. (A) Submission or preparation of this Lease by Landlord shall not constitute an offer by Landlord or option for the Premises, and this Lease shall constitute an offer, acceptance or contract only as expressly specified by the terms of this Subparagraph 15.1(A). In the event that Tenant executes this Lease first, such action shall constitute an offer to Landlord, which may be accepted by Landlord by executing this Lease, and once this Lease is so executed by Landlord, such offer may not be revoked by Tenant and this Lease shall become a binding contract. In the event that Landlord executes this Lease first, such action shall constitute an offer to Tenant, which may be accepted by Tenant only by delivering to landlord a fully executed copy of this Lease, together with a fully executed copy of all guaranty agreements, if any, of the obligations of Tenant under this Lease, all of which documents must be received by Landlord within seven (7) days after execution of this Lease by Landlord; provided that in the event that any party other than Landlord makes any material or minor alteration of any nature whatsoever to any of said documents, then such action shall merely constitute a counteroffer, which Landlord may, at Landlord's election, accept or reject. Notwithstanding that the Commencement Date may occur and the Lease Term may commence after the date of execution of this Lease, upon delivery and acceptance of this Lease in accordance with the terms of this Lease, this Lease shall be fully effective, and in full force and effect and valid and binding against the parties in accordance with, but on and subject to, the terms and conditions of this Lease.

      (B) As a material inducement to Landlord to enter into this Lease, Tenant (and, individually each party executing this Lease on behalf of Tenant), intending that Landlord rely thereon, represents and warrants to Landlord that:

      (i) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver this Lease to Landlord;

      (ii) This Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms of this Lease;

      (iii) Tenant is duly organized, validly existing and in good standing under the Laws of the state of Tenant's organization and has full power and authority to enter into this Lease, to perform Tenant's obligations under this Lease in accordance with the terms of this Lease, and to transact business in the state in which the Premises are located; and

      (iv) The execution of this Lease by the individual or individuals executing this Lease on behalf of Tenant, and the performance by Tenant of Tenant's obligation under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation (if a corporation), agreement of partnership (if a partnership), and other charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented or amended in any manner.

      (C) In the event that the Premises are located in Georgia, this Lease shall be deemed to have been executed in Georgia, and the interpretation, construction and performance of this Lease shall be governed by the Laws of the State of Georgia. In the event that the Premises are not located in Georgia, then the interpretation, construction and performance of this Lease shall be governed by the Laws of the state in which the Premises are located.

      (D) This Lease shall be executed in duplicate, each counterpart of which shall be deemed an original and any of which shall be deemed to be complete of itself and may be introduced into evidence or used for any purpose without the production of the other counterpart or counterparts.

      IN WITNESS WHEREOF, the parties hereto have duly executed this lease in duplicate, individually or through their authorized officers, agents, or attorneys-in-fact, as the cease may be, causing their respective seals to be affixed hereto the day and year first above written.

TENANT: ON-SITE SOURCING, INC.          LANDLORD: CHATTAHOOCHEE WAREHOUSES, LLC


By /s/ Scott Polinski (SEAL)            By /s/ [Illegible]      (SEAL)
   ------------------                     ----------------------
   Scott Polinski                         its: MANAGING MEMBER
 its: Vice President of Sales                 ------------------

          (CORPORATE SEAL)                              (SEAL)

AGENT: WILSON, HULL & NEAL


By /s/ [Illegible]  (SEAL)
   ---------------
its: V.P.
    --------------

          (CORPORATE SEAL)

                                   EXHIBIT "A"
                              SPECIAL STIPULATIONS
                                   PAGE 1 0F 4

Landlord:

Tenant: On-Site Sourcing, Inc.

Premises: 200 Permalume Place

Date: February __,2000

            A. General Terms. The provisions of this Exhibit are deemed to be part of and to supplement and amend the terms of the Lease. If there is any conflict in the terms and conditions of this Exhibit at the Lease, the provisions of this Exhibit will govern and control in all respects. All references in this Exhibit to the "Lease" shall mean the Lease as supplemented and amended by this Exhibit. Paragraph numbers preceding the provisions of this Exhibit refer to the applicable paragraph number in the Lease, except where otherwise specifically noted. In addition, certain new provisions being added to the Lease are also included where noted.

            B. Provisions and Amendments to Lease.

            1.1(T). Common Area Maintenance. All Common Area Maintenance expenses shall be only those costs expended with respect to the common areas of the Development and not for any specific premises within the Development. The expenses and costs included in Common Area Maintenance shall be as reasonably determined and incurred by or on behalf of Landlord. Common Area Maintenance shall also include an amount equal to twelve percent (12%) of such costs payable to Landlord as administrative expense with respect to such Common Area Maintenance. In addition, Landlord agrees that Common Area Maintenance items which are capital expenditures shall he amortized over the useful life of such expenditure and only the applicable portion of such expenditure as shall be included in the annual Common Area Maintenance.

            1.1(SS). Tenant Default. With respect to any monetary default, such failure to pay shall not be a Tenant Default unless such failure continues for five (5) days after Tenant has received written notice of such failure, provided, however, that Landlord shall only be required to provide such notice and cure period to Tenant three (3) times in any twelve month period of the Lease Term. With respect to non-monetary defaults, such failure shall not be a Tenant Default unless such failure continues for thirty (30) days after Tenant has received written notice of such failure, provided that if such failure has not been cured within such thirty-day period, such cure period shall be extended for a reasonable time as long as Tenant is diligently and in good faith proceeding with such cure.

            2.2. Security Deposit. In the event Landlord applies the Security Deposit as set forth in Section 2.2, Landlord agrees to give Tenant written notice of such application within five (5) days after Landlord's application thereof.

            3.2 Delivery and Acceptance of Possession. In addition to the mutual termination right set forth in the first sentence of Section 3.2, if possession of the Premises is not delivered to Tenant on the day following the Commencement Date, Tenant may terminate this Lease by giving written notice hereof to Landlord.

            3.3 Use of Premises. Landlord and Tenant acknowledge that, notwithstanding Section 3.3(5) of the Lease, Tenant may cause or permit Hazardous Substances to be brought upon, kept or used in the Premises as long as such Hazardous Substances are kept and used in compliance with all Laws.

            3.5 Access to Premises. Landlord agrees to use reasonable efforts not to interfere with Tenant's business in the event Landlord exercises its access rights under Section 3.5.

            4.2 Common Area Maintenance. Landlord and Tenant agree that Tenant's Proportionate Share of Common Area Maintenance during the First Lease Year shall not exceed $0.15 per square foot per annum and that such "cap" shall increase by seven percent (7%) for each successive Lease Year. Furthermore, within one hundred fifty (150) days after the expiration of each Calendar Year, or such earlier date as Landlord shall determine the costs and expenditures of Common Area Maintenance for the immediate prior Calendar Year, Landlord shall deliver to Tenant a statement itemizing Common Area Maintenance costs for such Calendar Year, and, if requested by Tenant, shall promptly thereafter deliver such reasonable supporting documentation as Tenant may request to substantiate such costs.

            6.1(A) Tenant Repairs. Tenant shall promptly repair any damage or injury to the Premises, or any part or system thereof.

            6.1(B) Tenant Repairs. In the event that (i) Tenant fails to promptly perform Tenant's Repairs after receiving written notice therefor from Landlord, (ii) Landlord, in the exercise of Landlord's reasonable discretion, determines that emergency Tenant Repairs are necessary, or (iii) Landlord Repairs or Tenant Repairs are made necessary by any act or omission or negligence of Tenant or invitees of Tenant, which repairs are not covered by Landlord's insurance required to be carried under the terms of this Lease, then in any of such events, Landlord shall be entitled, but not obligated, to perform or cause to be performed same without incurring any liability to Tenant for any damage caused thereby (except for damage caused by the gross negligence of Landlord, its employees, agents or contractors), and Tenant shall reimburse Landlord the reasonable cost thereof, as additional rent, within twenty (20) days after receipt of an invoice therefor, together with third party invoices. No cure rights shall be exercised by Landlord under this provision until the expiration of the applicable cure period under Section 1.1(SS), except in the event of emergency Tenant Repairs, in which event Landlord may cure the default in question immediately.

            6.2 Landlord Repairs. Tenant shall promptly report in writing to the property manager of Landlord upon Tenant's discovery and determination of any need for Landlord Repairs. Consistent with Landlord's self-help rights above, if Landlord fails to perform any of its obligations under the Lease within a cure period of 30 days (or such reasonable additional time necessary to complete the cure), Tenant may cure Landlord's default and recover its actual costs and expenses incurred in connection therewith. However, Tenant may exercise its self-help remedy immediately in the event of an emergency involving possible damage to persons or property. If Landlord fails to reimburse such amounts within twenty (20) days after receipt of an invoice therefor, together with third party invoices, Tenant may deduct such amounts from the Rent owed under this Lease.

            6.4 Alterations by Tenant. Landlord agrees that it shall not unreasonably withhold or delay its approval of Tenant's alteration of the Premises, including Tenant's initial improvements to the Premises. Landlord agrees that Tenant shall be permitted to perform additional interior, non-structural alterations to the Premises without obtaining Landlord's prior written approval thereof, as long as such improvements do not cost more than $25,000.00 and as long as such work is performed in a good and workmanlike manner.

            6.5 Liens. Tenant shall, within fifteen (15) days after receiving notice of the filing thereof, cause any mechanics, materialman's or other lien to be bonded over, cancelled or discharged of record.

            8.1 Insurance. Landlord shall obtain and maintain in full force during the Lease term, as the same may be extended or renewed, "all risk" fire and extended coverage insurance with coverage in amounts sufficient to repair, restore and replace the building in which the Premises are located. In addition, Landlord shall also obtain and maintain with respect to the common areas of the Development, comprehensive general public liability insurance, with contractual liability endorsement, with coverage in amounts not less than $1,000,000.00.

            8.2(A) Indemnity; Liability of Landlord. Landlord shall, and does hereby indemnify, release and save harmless the Tenant Group from and against all claims arising out of or related to (i) any loss or life, personal injury or property damage, or (ii) any transaction occurrence in, on or upon or involving the Common Areas or any portion of the Development (other than the Premises). Tenant's indemnification of Landlord in Section 8.2(A) shall not apply to any negligence or willful misconduct on the part of Landlord; similarly, Landlord's indemnification of Tenant shall not apply to any negligence of willful misconduct on the part of Tenant.

            8.2(8) The provisions of this Paragraph shall be mutual and likewise apply to Tenant not being responsible for any loss, damage or destruction relating to Landlord's property, it being the parties' intention to maintain insurance to cover any loss, damage or destruction to their respective property.

            8.2 Waiver of Subrogation. Landlord and Tenant each mutually releases and discharges each other (and such party's officers, partners, agents and employees) from responsibility and liability and waives its entire claim of recovery for (i) any loss or damage to the real or personal property of such party located in or around the Building and/or the Development, including the Building itself and Tenant's leasehold improvements, arising out of any of the perils that are covered by insurance actually maintained, or required to be maintained under the terms of this Lease, by the party granting the release, and
(ii) any loss resulting from business interruption at the Building and Premises resulting from any of the above-referenced perils. To the extent that there is any conflict between the provisions of the preceding sentence and the indemnification provisions of this Section 8 or any other provision of this Lease, the provisions of the preceding sentence shall govern and control.

            8.3 Insurance Reimbursement. Landlord's failure to bill Tenant for any insurance reimbursement within two years after the applicable Calendar Year shall constitute a waiver of the obligation of Tenant to pay Tenant's Proportionate Share of such insurance for that calendar year.

            8.4 Damage by Fire or Other Casualty.

                  (a) If Landlord does not commence repairs to the Building and the Premises, as applicable, within one hundred twenty (120) days after the occurrence of such damage or destruction, Tenant may terminate the Lease at any time thereafter prior to Landlord commencing such repairs.

                  (b) If the Premises is partially damaged such that Tenant cannot reasonably occupy the Premises for its intended purpose, Tenant's rent abatement shall apply with respect to the entire Premises.

                  (c) The termination rights in Section 8.4(C) shall be mutual such that Tenant, as well as Landlord, shall have the right to terminate the Lease if the Leased Premises is made untenantable during the last year of the term.

            9.1 Assignment and Subletting. Landlord agrees that its consent to an assignment or subletting of the Premises shall not be unreasonably withheld or delayed. Furthermore, Landlord's right to collect rent directly from Subtenants at the Premises shall be conditioned upon the occurrence and continuance of a Tenant Default under the Lease. In such case, all such rent payments received from Subtenant shall be applied by Landlord to the Rent payable by Tenant. In calculating the excess rental, Tenant shall have the right to deduct therefrom before paying the one-half share to Landlord the following: brokerage commissions and reasonable attorneys' fees actually incurred by Tenant on the transaction; reasonable tenant improvement allowances, concessions and the like actually granted to the assignee or subtenant; costs actually incurred by Tenant in preparing the Premises for re-letting; and such other reasonable out-of-pocket costs and expenses customarily incurred by tenants on similar transactions and that Tenant has actually incurred.

            10.1 Condemnation.

                  (a) Landlord shall exercise its right to terminate the Lease pursuant to Section 10.1(B) within twenty (20) days after the date of vesting of title with the condemning authority. In the event Landlord does not terminate the Lease in accordance with Section 10.1(B).

                  (b) If the Premises is partially condemned such that Tenant cannot reasonably occupy the Premises for its intended purpose, Tenant's rent abatement shall apply with respect to the entire Premises.

                  (c) Landlord shall use condemnation proceeds, to the extent available, to make any restoration to the Premises made necessary by such Condemnation. If Landlord fails to begin restoration to the Premises within thirty (30) after the date of vesting of title with the condemning authority, than Tenant shall be permitted to terminate this Lease at any time thereafter prior to Landlord commencing such restoration efforts. In no event shall Tenant be required to make any restoration of the Premises.

            11.1(A) Default; Acceleration. In the event that there has occurred and be continuing a Tenant Default, and Landlord exercises its right to accelerate rent pursuant to 11.1(A)(iii), the present value of such excess sum shall be discounted at ten percent (10%) per annum.

            11.1(G) Default; Attorney's Fees. In the event that any amounts owing under this Lease by Tenant are collected by or with any assistance from or consultation with any attorney-at-law, whether or not such attorney-at-law is an employee of Landlord, Tenant shall pay Landlord's reasonable attorney's fees actually incurred in connection with the Tenant Default. In the event of any litigation, appeal or negotiation between Landlord and Tenant in connection with this Lease or the use or occupancy of the Premises, the prevailing party in such proceeding shall be reimbursed by the non-prevailing party for all reasonable attorney's fees incurred by such prevailing party in such proceeding.

            12.1 Mortgages. Tenant's subordination pursuant to Section 12.1(A) and Tenant's attornment pursuant to Section 12.1(B) shall be conditioned upon this Lease not being terminated and Tenant's possession of the Premises and rights under the Lease not being interfered with as a consequence of any foreclosure (or deed in lieu) of any mortgage, deed of trust or security agreement, so long as Tenant is not in default beyond applicable notice and grace periods. Any agreement that Tenant is requested to execute pursuant to
Section 12.1 shall contain such non-disturbance protection in favor of Tenant.

            13.1 Tax Reimbursement. Landlord agrees to pay all Taxes prior to the due date therefor. In addition, the failure of Landlord to bill Tenant's Proportionate Share of Taxes within two years after the tax year in which such additional Taxes are due shall constitute a waiver of Tenant's obligations to pay any such increase in its Proportionate Share of Taxes.

            14.8 Notices. Consistent with Tenant's requirements for giving notice to Landlord, all notices or demands to Tenant shall be either hand-delivered or by receipt of courier service or sent, certified mail, return receipt requested, to the address of Tenant specified in subparagraph 1.1(b) and to Tenant's office at 1111 W. 19th Street, Suite 600, Arlington, Virginia 22209,
Attention: Jack Sabanosh, or at such other place as an authorized officer of Tenant may designate to Landlord in writing. Notices to Tenant and Landlord shall be deemed validly and effectively given only if and when said hand delivery or certified letter shall be actually received by, or rejected or refused by, the party to which it is addressed. Upon request by Landlord or Mortgagee, a copy of all notices or demands to Landlord hall also be sent to Mortgagee, and Tenant shall not terminate this Lease due to any default by Landlord under this Lease unless and until Mortgagee shall have received such notice or demand and failed to cure such default within thirty (30) days after such receipt.

            15.1 Execution and Authority. Landlord represents and warrants to Tenant that: Landlord and the party executing on behalf of Landlord are fully and properly authorized to execute and enter into this Lease on behalf of Landlord and to deliver this Lease to Tenant; this Lease constitutes a valid and binding obligation of Landlord, enforceable against Landlord in accordance with the terms of this Lease; Landlord is duly organized, validly existing and in good standing under the laws of the state of Landlord's organization and has full power and authority to enter into this Lease, to perform Landlord's obligations under this Lease in accordance with the terms of this Lease, and to transact business in the State of Georgia; execution of this lease by the individual or individuals executing this Lease on behalf of Landlord and the performance by Landlord of Landlord's obligations under this Lease have been duly authorized and approved by all necessary corporate action, and the execution, delivery and performance of this Lease by Landlord is not in conflict with Landlord's bylaws or articles of incorporation.

            C. Tenant's Option to Extend

                  (a) The term of this Lease may be extended, at the option of Tenant, for two separate and successive periods of five (5) years each (each five (5) year period herein referred to as an "Extended Term"), as follows:

                        (i)   First Extended Term: May 1, 2005 to April 30, 2010
                        (ii)  Second Extend Term: May 1, 2010 to April 30, 2015

                  (b) Each option to extend may only be exercised by Tenant giving Landlord 120 days written notice thereof. Such notice shall be irrevocable by Tenant once received by Landlord.

                  (e) Tenant shall not be entitled to exercise its option to extend if a Tenant Default has occurred an is continuing on the date of giving such notice.

                  (d) Each Extended Term shall be on the same terms and conditions as this Lease, except that the monthly Minimum Rent, if not otherwise mutually agreed upon by Landlord and Tenant shall be equal to the greater of (i) the Minimum Rent in effect for the then current term or (ii) the rent being offered by landlords to tenants desiring to lease comparable space in comparable locations that is the size of or comparable to the Premises (the "Market Rate"),

                  (e) If Landlord and Tenant are unable to agree upon the Market Rate within fifteen (15) days after Tenant's exercise of the extension option, and Tenant notifies Landlord that Tenant desires to arbitrate the Market Rate, then the dispute shall proceed to arbitration. The arbitration procedure shall thereafter commence when either party submits the matter to arbitration.

                        (i) Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment, identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to industrial warehouse building ownership, management and marketing in Atlanta, Georgia, which person shall not be regularly employed of have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Market Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association and the applicable Laws of the State of Georgia governing the arbitrator.

                        (ii) Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Market Rate and shall provide a copy of such submission to the other party. After reviewing such submissions, the two (2) selected arbitrators shall determine whether Landlord's or Tenant's estimate of the Market Rate is closer to the actual Market Rate for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Market Rate, they shall declare that estimate to be the Market Rate, and their decision shall be final and binding upon the parties.

                        (iii) If the two selected arbitrators are unable to agree on the Market Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Market Rate is closer to the actual Market Rate, and shall select such rate as the Market Rate. Such third arbitrator shall make a decision not later than thirty
(30) days after appointment.

                        (iv) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator.

                  (e) Any termination of this Lease during the initial Lease Term shall terminate all rights of extension hereunder.

            D. Landlord's Option to Terminate During Extension Terms. Landlord may, at Landlord's sole option, terminate this Lease at any time during an Extension Term by giving Tenant ninety (90) days written notice upon the occurrence of any of the following:

                  (a) Landlord has sold the Premises in an arms length transaction to an unaffiliated third party who intends to demolish or redevelop the Premises or the Development;

                  (b) Landlord or its successors or assigns notifies Tenant in good faith that it intends to commence efforts or redevelop the Premises or the Development within six (6) months from the date of such notice;

                  (c) Landlord has ground leased the Premises in an arms length transaction to an unaffiliated third party who intends to demolish or redevelop the Premises or the Development.

                                   EXHBIT "B"
             DESCRIPTION OF INITIAL WORK TO BE PERFORMED BY LANDLORD

Upon receipt of related invoices, Landlord hereby agrees to reimburse Tenant up to $75,000.00 for leasehold improvements. Any cost which exceeds said allowance shall be at Tenant's sole expense.

                          TENANT IMPROVEMENT GUIDELINES
                                   EXHIBIT "C"

A. Prior to the construction of any improvements of any nature on the premises Tenant must submit to Landlord:

      1. A floorplan depicting layout of the premises, with each room identified for its intended use.

      2.    A floor plan depicting the electrical design.

      3. A description of changes to primary utility service, i.e., water, electric and gas (if any).

      4.    A description of modifications to the building's structure (if any).

      5. A description of equipment which may be installed on the roof or which may impact floor loading capacities (if any).

      6. Evidence of workman's compensation and general liability insurance coverage by the primary contractor.

      8. A copy of the agreement between Tenant and Tenant's Contractor to be reviewed and accepted by Landlord within five (5) days of receipt.

B. During construction, Tenant shall insure that:

      1. All work must conform to applicable codes and ordinances, including without limitations ADA standards, and must be performed in a first class, quality workmanlike manner. All materials must be new and carry a manufacturer's and contractor's warranty.

      2. The job site will be cleaned at the end of each day. No materials will be stored outside the premises.

      3. All common areas shall be kept clean and clear of construction debris and obstructions at all times.

      4. Construction debris shall be hauled off daily and will not be placed in the existing dumpster. If Tenant elects to use a construction dumpster, Tenant must first coordinate the placement thereof with Landlord and protect adjacent paved surfaces.

      5. No volatile materials are to be stored on site. Solid, liquid or semi-liquid wastes such as paint, concrete or drywall joint compound must not be placed in sanitary drains, storm drains or landscaped areas. Disposal of such substances must be arranged off site.

      7. All roof penetrations will be performed by Landlord at Landlord's expense. Tenant must give Landlord 48 hours notice in order to schedule work.

      8. Any construction activity that might inconvenience neighbors will be done at times when no one will be affected, i.e., noise, floor penetrations, etc. Tenant Improvement Guidelines.

      8. All construction personnel must conduct themselves in a manner that is not offensive to others, or they will be removed from the job site.

      9. All construction personnel must avoid parking their vehicles in areas near doors, except for short periods of time as necessary for deliveries. Construction parking must be confined to areas designated by Landlord.

      10. Construction personnel will not enter neighboring leased or vacant spaces without Landlord's prior approval.

      11. All construction personnel must be advised in advance to cooperate with Landlord's personnel who may visit the site or otherwise contact them without notice.

      12. All penetrations of fire-rated separations must be accomplished so that the original or improved fire-rating is maintained.